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                                                                 EXHIBIT 10.2(a)

                                   AMENDMENT


    THIS AMENDMENT TO DEFERRED COMPENSATION AGREEMENT (this "Amendment") is made as of the 31st day of December, 1998, by and between Alvin N. Lubetkin ("Employee") and Oshman's Sporting Goods Inc.-Services, a Delaware corporation ("Employer").

    WHEREAS, Employee and Oshman's Sporting Goods, Inc. ("OSGI") have previously entered into that certain Deferred Compensation Agreement (the "DCA"), providing for the payment to Employee or Employee's designated beneficiary of certain payments designated therein upon Employee's attainment of the age of 65 or earlier death, and further providing for an insurance policy to be acquired and held in trust to informally fund such payment obligations; and

    WHEREAS, OSGI has previously assigned its interest in the DCA to Employer, and Employer has assumed OSGI's obligation thereunder; and

    WHEREAS, Employer and Employee now wish to amend the DCA to resolve certain ambiguities therein and to provide for more immediate recovery of proceeds from the insurance policy than would be available under the terms of the DCA;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the DCA as follows:

    1. All terms used herein and not otherwise defined in this Amendment shall have the meanings set forth in the DCA.

    2. Immediately upon execution and delivery of this Amendment by both parties hereto, Employer shall instruct the Trustee to cancel the Insurance Policy and obtain from the insurance company issuing same full and final payment of all cash value and other amounts payable to Trustee upon termination thereof. Employer shall further instruct Trustee to remit all of such funds promptly to Employer. Employee hereby expressly consents to the cancellation of the Insurance Policy and the delivery of such funds to Employer, in consideration for Employer's agreement to make the payments described in Section 3 below.

    3. In lieu of the payments provided under Section 4 of the DCA, Employer shall make ten (10) annual payments to Employee in the amount of $151,515.00 each. The first payment shall be made on the 1st day of the month immediately following the month in which Employee attains the age of 65, and each subsequent payment shall be made on the anniversary of such date; provided, however, that the first payment shall not be made prior to the date on which the later of the following shall have occurred: (i) this Amendment has been executed and delivered by all parties hereto and (ii) Employer shall have received from CIT Group/Business Credit, Inc. a writing to the effect that execution and delivery of this Amendment, and Employer's performance of its obligations hereunder will
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not breach Employer's obligation under the Amended and Restated Financing
Agreement, as amended.

    4. In the event of Employee's death before all ten (10) installments have been paid to Employee, the remaining payments shall be made pursuant to the above described schedule to Employee's beneficiary designated in accordance with Section 5 of the DCA.

    5. Upon cancellation of the Insurance Policy and delivery of the funds to Employer, Employer shall instruct Trustee to terminate the Trust. Employee hereby expressly consents to the termination of the Trust, and joins in Employer's instructions to Trustee for such termination.

    6. In the event of any conflict between the terms of this Amendment and the DCA, the terms of this Amendment shall govern. Any inconsistent provisions of the DCA shall be deemed to have been expressly amended to the extent necessary to give full effect to the terms of this Amendment.

    7. At any time or from time to time after the execution and delivery of this Amendment, Employer and Employee shall, at the request of the other, execute and deliver any further instruments or documents, including but not limited to any waiver of claims against the Trustee, and take all such further action as such party reasonably may request in order to consummate and make effective the transaction described herein.

    8. Except as expressly set forth herein, the DCA shall remain in full force and effect.

    In witness whereof, the parties hereto have executed this Amendment on the ____ day of December, 1998, to be effective on the day and year first written above.

EMPLOYER
OSHMAN'S SPORTING GOODS INC.-SERVICES

By:
   _____________________________________
Printed Name: Steven U. Rath
Title: Executive Vice President

Date: December 31, 1998


EMPLOYEE:

________________________________________
Alvin N. Lubetkin

Date: December 31, 1998

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